CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the T. Rowe Price Tax-Efficient Multi-Cap Growth Fund's (one of the portfolios comprising T. Rowe Price Tax-Efficient Funds, Inc.) Registration Statement on Form N-1A of our reports dated March 17, 2000, relating to the financial statements and financial highlights which appear in the February 29, 2000 Annual Reports to Shareholders of California Tax-Free Bond Fund and California Tax-Free Money Fund (comprising
T. Rowe Price California Tax-Free Income Trust), Florida Intermediate Tax-Free Fund, Georgia Tax-Free Bond Fund, Maryland Short-Term Tax-Free Bond Fund, Maryland Tax-Free Bond Fund, New Jersey Tax-Free Bond Fund, New York Tax-Free Bond Fund, New York Tax-Free Money Fund, and Virginia Tax-Free Bond Fund (comprising T. Rowe Price State Tax-Free Income Trust), T. Rowe Price Tax-Efficient Balanced Fund and T. Rowe Price Tax-Efficient Growth Fund (comprising T. Rowe Price Tax-Efficient Funds, Inc.), T. Rowe Price Tax Exempt Money Fund (comprising T. Rowe Price Tax-Exempt Money Fund, Inc.), T. Rowe Price Tax-Free High Yield Fund, Inc., T. Rowe Price Tax-Free Income Fund, Inc., T. Rowe Price Intermediate Bond Fund, Inc., and T. Rowe Price Tax-Free Short-Intermediate Fund, Inc., which are also incorporated by reference into the Registration Statement. We also consent to the reference to us under the heading "Independent Accountants" in such Registration Statement.


/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Baltimore, Maryland
August 31, 2000